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                                                                   EXHIBIT 99.01



The St. Joe Company
Supplemental Calculation of Selected Consolidated Financial data
(Dollars in thousands)
The following table calculates EBDDT (Gross), EBDDT (Net) and EBITDA (Gross) and EBITDA (Net)

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                                                      9/30/98       09/30/97

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
Net income                                              24,765        28,281
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Plus:
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 Depreciation and amortization                          27,560        22,599
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 Deferred taxes                                          7,762        10,793
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Less:
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 Gain on sales of other assets                            (961)       (3,305)
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EBDDT - Gross                                           59,126        58,368
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Less minority interest % of FECI
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 Depreciation                                           (9,493)       (8,312)
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 Deferred taxes                                            (89)         (200)
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 Gain on sales of other assets                             108           705
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EBDDT - Net                                             49,652        50,561
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Income from continuing operations
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 before income taxes and minority interest              68,642        74,665
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Add back:
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 Depreciation and amortization                          27,560        22,599
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 Interest expense                                          301           331

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Less:
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 Gain on sales of other assets                            (961)       (3,305)
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EBITDA - Gross                                          95,542        94,290
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Less minority interest % of FECI
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 Income before income taxes                            (23,345)      (21,504)
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 Depreciation and amortization                          (9,493)       (8,312)
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 Interest expense                                         (114)         (152)
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 Gain on sales of other assets                             108           705
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EBITDA - Net                                            62,698        65,027
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